FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            CVD Equipment Corporation
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             (Exact name of registrant as specified in its charter)


              New York                                    11-2621692
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                  1860 Smithtown Avenue, Ronkonkona, New York  11779
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                Name of each exchange on which each class is
 to be so registered                to be registered

 Common Stock, $0.01 par value      The NASDAQ Stock Market LLC
 -------------------------------    --------------------------------------------


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
None

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                                -----------------
                                (Title of class)


                                -----------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

For a description of the shares of common stock, par value $0.01 per share, of CVD Equipment Corporation (the "Company") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A; see "Description of Securities" in the Prospectus of the Company filed with the Securities and Exchange Commission on July 3, 2007 as part of the Company's Registration Statement on Form S-1, Registration No. 333-144346, which section is incorporated herein by reference.

Item 2. Exhibits.

     The following documents are filed as a part of the registration statement:

Exhibit No.       Description

1.             Articles of Incorporation of the Registrant -- (1)
2.             Restated By-laws of the Registrant -- (1)




-------------------

(1) Incorporated by reference to Exhibit No. 1 to Registrant's Form S-1 filed on July 3, 2007 and incorporated herein by reference.



                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CVD Equipment Corporation
Date:  September 19, 2007


                                            By /s/ Glen Charles
                                              ----------------------------
                                            Name:  Glen Charles
                                            Title: Chief Financial Officer